Registration No. 333-2837
                                      Filed pursuant to Rule 424 (b) (3)


Pricing Supplement No. 1 dated July 17, 1997 to Prospectus Supplement dated June 3, 1996 and
Prospectus dated May 14, 1996
(collectively, the "Prospectus")

                             ALBERTSON'S, INC.

                       Medium-Term Notes, Series B

     This Pricing Supplement relates to $3,000,000 aggregate principal amount of Fixed Rate Book-Entry Medium-Term Notes, Series B, due July 21, 2008. Net proceeds to Albertson's, Inc. (the "Company"), before deduction of expenses payable by the Company, will be $2,981,250.

Principal Amount:                         $3,000,000
Interest Rate:                            6.69%
Stated Maturity:                          July 21, 2008
Interest Payment Dates:                   June 1 and December 1
Regular Record Dates:                     May 15 and November 15
Optional Redemption:                      Not Applicable
Regular Redemption:                       Not Applicable
Initial Redemption Date:                  Not Applicable
Initial Redemption Price:                 Not Applicable
Premium Reduction Amount:                 Not Applicable
Make-Whole Premium Redemption:            Not Applicable
Settlement Date:                          July 21, 1997


Goldman, Sachs & Co.
                          J. P. Morgan & Co.
                                                    Merrill Lynch & Co.